SECURITIES AND EXCHANGE COMMISSION
                             Washington, D. C. 20549



                                    FORM 8-K



                                 CURRENT REPORT


                     Pursuant to Section 13 of 15(d) of the
                         Securities Exchange Act of 1934


         Date of Report (Date of earliest event reported): July 26, 1999



                      FORTUNE NATURAL RESOURCES CORPORATION
                      -------------------------------------
             (Exact name of Registrant as specified in its charter)



       Delaware                    1-12334                  95-4114732
(State or other jurisdiction     (Commission              (IRS Employer
   of incorporation)             File Number)           Identification No.)



               515 W. Greens Road, Suite 720, Houston, Texas 77067
               ---------------------------------------------------
               (Address of principal executive offices) (Zip Code)


  Registrant's telephone number, including area code: (281) 872-1170 Registrant's telecopier number, including area code: (281) 872-1213



                                       N/A
           -----------------------------------------------------------
          (Former name or former address, if changed since last report)




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ITEM 5.    OTHER EVENTS

      Fortune's press release made July 26, 1999 announcing receipt of notice of share delisting from the American Stock Exchange follows:

      JULY 26, 1999 - HOUSTON, TEXAS - FORTUNE NATURAL RESOURCES CORPORATION (AMEX SYMBOL: FPX) announced today that its appeal of the decision by the American Stock Exchange (AMEX) to remove its common stock from listing has been denied. The Company has been advised by the AMEX that listing will be discontinued at the close of business on Friday, August 6, 1999.

      The Company has contacted several broker-dealers, some of whom it expects will act as market makers in its stock following the delisting and who will facilitate its trading on the OTC Bulletin Board. Fortune will issue an announcement in the near future detailing the manner in which it expects its shares to trade once the delisting has occurred.

      FORTUNE NATURAL RESOURCES CORPORATION is an independent oil and gas exploration and production company with its principal properties located onshore and offshore Louisiana and Texas.


                                   **********
                                               COMPANY CONTACT:  Dean W. Drulias
                                                        Exec. VP/General Counsel
                                                                  (281) 872-1170


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ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

      None.


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

                                    SIGNATURE
                                    ---------

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                              FORTUNE NATURAL RESOURCES  CORPORATION



                              By:  /s/ Dean W. Drulias
                                   ---------------------------------
                                   Dean W. Drulias
                                   Executive Vice President and General Counsel



Date:  July 28, 1999


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